EX-35.2
(logo) Thornburg Mortgage

SERVICER COMPLIANCE STATEMENT (ITEM 1123)



The undersigned, a duly authorized officer of Thornburg Mortgage Home Loans, Inc. a Delaware Corporation, duly certifies the following in TMST deal numbers listed on Exhibit A:

1. A review of the Servicer's activities during the period from and including January 1, 2007 through and including December 31, 2007 and of the Servicer's Performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fullfilled all of its obligations under the applicable servicing agreement in all material respects through such period.


IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of February 2008.


By: /s/ Scott Turlington
Name: Scott Turlington
Title: Vice President

1 of 1


Thornburg Mortgage, Inc.
150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501
505.989.1900 Telephone
505.989.8156 Facsimile
www.thornburgmortgage.com


(page)



March 11, 2008
Page 2 of 2


EXHIBIT A

TMST Deal Numbers:

TMST 2007-1
TMST 2007-2
TMST 2007-3
TMST 2007-4
TMST 2007-5